Exhibit 3.5

CERTIFICATE OF INCORPORATION
OF
CABLETEL HOLLAND, INC.

          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

          FIRST: The name of the corporation (hereinafter called the “corporation”) is CABLETEL HOLLAND, INC.

          SECOND: The address, including street, number, city, and county of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover 19904, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one hundred. The par value of each of such shares is one cent. All such shares are of one class and are shares of Common Stock.

          FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS

Athena Amaxas	375 Hudson Street
11th Floor
New York, New York 10014

               SIXTH: The Corporation is to have perpetual existence.

               SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

               EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the number provided in, the Bylaws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of § 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of § 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and true right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of § 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

               NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of § 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

               TENTH: The corporation shall, to the fullest extent permitted by the provisions of § 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

               ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on February 28, 1995.

/s/

Incorporator

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
CABLETEL HOLLAND, INC.

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “corporation”) is Cabletel Holland, Inc.

2.	The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

“FIRST: The name of the corporation (hereinafter called the corporation”) is European CableTel Incorporated.”

3.	The amendment of the certificate of incorporation herein certified has been duty adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on April 6, 1995

	/s/	Richard J. Lubasch

Richard J. Lubasch Secretary

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
EUROPEAN CABLETEL INCORPORATED

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “corporation”) is

EUROPEAN CABLETEL INCORPORATED

2.	The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

“FIRST: The name of the corporation (hereinafter called the “corporation”) is CableTel Ventures Limited.”

3.	The amendment of the certificate of incorporation herein certified has been duty adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on May 13, 1996

	/s/	Richard J. Lubasch

Richard J. Lubasch Secretary

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
CABLETEL VENTURES LIMITED

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “corporation”) is

CABLETEL VENTURES LIMITED.

2.	The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

“FIRST: The name of the corporation (hereinafter called the “corporation”) is CableTel Ventures, Inc.”

3.	The amendment of the certificate of incorporation herein certified has been duty adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on May 18, 1996

	/s/	Richard J. Lubasch

Richard J. Lubasch Secretary

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
CABLETEL VENTURES, INC.

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “corporation”) is

CABLETEL VENTURES, INC.

2.	The certificate of Incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

“FIRST: The name of the corporation (hereinafter called the “corporation”) is CABLETEL VENTURES LIMITED”

3.	The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on May 22, 1996

	/s/	Richard J. Lubasch

Richard J. Lubasch Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “corporation”) is

CABLETEL VENTURES LIMITED

2.	The registered office of the corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

3.	The registered agent of the corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.	The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on October 21, 1996

	/s/	George S. Blumenthal

Treasurer George S. Blumenthal